NUMBER: **303622**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify *that*

VORTEX ENERGY SYSTEMS INC.

has this day changed its name to

AUTUMN INDUSTRIES INC.

Issued *under my hand at Victoria, British Columbia*
on September 16, 1994

JOHN S. POWELL
Registrar of Companies